Exhibit 10.78

CAESARS ENTERTAINMENT CORPORATION

MANAGEMENT EQUITY INCENTIVE PLAN

Adopted February 27, 2008 (as amended on December 10, 2008, February 23, 2010,

July 8, 2011 and November 29, 2011)

1. Purpose of the Plan

The purpose of the Caesars Entertainment Corporation Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing the key employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or an Affiliate and to improve the growth and profitability of the Company.

2. Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean any direct or indirect subsidiary of the Company.

(b) “Board” shall mean the Board of Directors of the Company, or any committee appointed by the Board to administer the Plan pursuant to Section 3.

(c) “Cash Proceeds” shall include all sale proceeds, distributions and dividends in respect of the Initial Majority Stockholder Shares that are in cash, cash equivalents or marketable securities (valued at their Fair Market Value) and the Fair Market Value of any cash equivalents, marketable securities and/or securities distributed by a Majority Stockholder to its affiliates, members or partners (but will not include transfers of Initial Majority Stockholder Shares to affiliated investment entities for investment structuring purposes, but will include the profit (if any) the Majority Stockholders receive on any such transfers), and shall exclude any bona fide M&A fee, transaction fee or similar such fee, if any, received by a Majority Stockholder.

(d) “Cashout Payment” shall have the meaning set forth in Section 4.3.1.4.

(e) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the Company or any Affiliate, the definition used in such employment agreement, or (ii) if the Participant does not have an effective employment agreement with the Company or any Affiliate, unless otherwise provided in the Participant’s Option Grant Agreement, the termination of the Participant’s Employment with the Company and all Affiliates on account of (A) the willful failure of the Participant to perform substantially the Participant’s duties with the Company (as described below) or to follow a lawful reasonable directive from the Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties or to follow a lawful reasonable directive and the Participant is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform, if curable; (B) (1) any willful act of fraud, or embezzlement or theft by the Participant, in each case, in connection with the Participant’s duties with the Company or its Affiliates or in the course of the Participant’s employment with the Company or its Affiliates or (2) the Participant’s admission in any court, or conviction of, a felony; or (C) the Participant being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, Pennsylvania, United Kingdom, Ontario, South Africa, North Carolina or any other applicable area in which the Company does business at the time of determination. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

(f) “Change in Control” shall mean the occurrence of any of the following events after the Closing Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting securities of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than a Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of common stock representing more than 50% of the combined voting power of the Company entitled to vote generally in the election of directors; (iv) the replacement of a majority of the Board over a two–year period of the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder; or (v) consummation of a merger, consolidation or other transaction involving the Company following which the Majority Stockholder does not hold capital stock or other securities of the surviving corporation (A) with voting power to elect a majority of the surviving entity’s board of directors or (B) representing at least 50% of the equity securities of the surviving entity.

(g) “Closing Date” shall mean January 28, 2008.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Commission” shall mean the U.S. Securities and Exchange Commission.

(j) “Committee” shall mean the Human Resources Committee of the Board.

(k) “Company” shall mean Caesars Entertainment Corporation, a Delaware corporation, formerly known as Harrah’s Entertainment, Inc.

(l) “Competitor” shall mean any Person engaged in the casino business (or any hotel or resort that operates a casino business) in the United States, Canada or Mexico or any other geographic location in which the Company or its Affiliates is engaged in the casino business at the time the relevant Participant’s Employment with the Company and its Affiliates ends.

(m) “Deemed MoM” shall have the meaning set forth in Section 4.4.1.

(n) “Disability” shall mean (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(o) “Effective Date” shall mean February 27, 2008.

(p) “Eligible Employee” shall mean (i) any Employee who is a key executive of the Company or an Affiliate, or (ii) certain other Employees, directors, service providers or consultants of the Company or any Affiliate who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.

(q) “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director or consultant for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Exercise Date” shall have the meaning set forth in Section 4.9.

(t) “Exercise Notice” shall have the meaning set forth in Section 4.9.

(u) “Exercise Price” shall mean the price that the Participant must pay under the Option for each Share as determined by the Committee for each Grant and initially specified in the Stock Option Grant Agreement, which shall be equal to the Fair Market Value of a Share on the Grant Date, subject to any adjustment that may be made following the Grant Date in accordance with the Plan.

(v) “Fair Market Value” shall mean, as of any date (i) prior to the existence of a public market for the Shares, the value per Share determined pursuant to a valuation made in good faith by the Board and based upon an independent third party appraisal that has been completed within twelve (12) months of the determination date, including an appraisal conducted on behalf of either Majority Stockholder in connection with its regular valuation obligations with respect to its investors; or (ii) on which a public market for the Shares exists, (A) the closing price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of a Share as of any such date on which the applicable exchange or inter–dealer quotation system through which trading in the Shares regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Shares are traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a Share shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a Share and shall be determined in accordance with the requirements of Section 409A of the Code.

(w) “Good Reason” shall mean, without the Participant’s express written consent:

(i) a material diminution by the Company in the Participant’s annual base salary, as the same may be increased from time to time, other than a reduction in base salary that applies to a similarly situated class of employees of the Company or its Affiliates;

(ii) with respect to a Participant that is a member of the Senior Management Team and party to an effective employment agreement with the Company or its Affiliates, any material diminution in the duties or responsibilities of such Participant as of the date of the Option Grant to such Participant; provided that a change in control of the Company that results in the Company becoming part of a larger organization will not, in and of itself and unaccompanied by any material diminution in the duties or responsibilities of the Participant, constitute Good Reason; or

(iii) with respect to a Participant that has an effective employment agreement with the Company or its Affiliates, (A) any breach by the Company of a material provision of the Participant’s employment agreement or (B) if the employment agreement allows the Participant to terminate employment for Good Reason based on a material change in the geographic location or locations at which the Participant is required to perform services for the Company and its Affiliates, a material change in such geographic location or locations or (C) only with respect to the Chief Executive Officer of the Company as of the Closing Date (the “CEO”), (1) a material change in the geographic location at which the CEO is required to perform services for the Company and its Affiliates resulting from a required relocation of the CEO’s primary residence, (2) a material diminution in the CEO’s authority or (3) the requirement that the CEO report to someone other than the Board.

In order to invoke a termination for Good Reason, the Participant must provide written notice to the Company of the existence of one of the conditions described in clauses (i) through (iii) within 30 days of the initial existence of the condition and the Company shall have 30 days (the “Cure Period”) during which it may remedy the condition. If the Company has failed to remedy the condition constituting Good Reason during the Cure Period, in order to invoke a termination for Good Reason, the relevant Participant must terminate employment, if at all, within 30 days following the Cure Period.

(x) “Grant” shall mean a grant of an Option under the Plan evidenced by a Stock Option Grant Agreement.

(y) “Grant Date” shall mean the Grant Date as defined in Section 4.2.

(z) “Initial Majority Stockholder Shares” shall mean the Shares (including for this purposes the previous non-voting common stock and the non–voting Preferred Stock of the Company) issued to the Majority

Stockholder on or before the Closing Date, and shall include any stock, securities or other property or interests received by the Majority Stockholder in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split–up, spin–off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.

(aa) “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation (including without limitation a registration relating to an employee investment or rollover opportunity or participation in this Plan), (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S–4 or any successor form, or (iv) a registration on Form S–8 or any successor form) filed to register at least 10% of the total then–outstanding equity interests in the Company under the Securities Act. The fact that the Company has a class of equity securities registered under the Exchange Act from and after the Closing Date shall not constitute an Initial Public Offering.

(bb) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Capital, L.P., Apollo Global Management, LLC and/or their respective affiliates.

(cc) “Management Investor Rights Agreement” shall mean the Amended and Restated Management Investor Rights Agreement, substantially in the form attached hereto as Exhibit B, as may be amended from time to time, or such other Stockholders’ agreement as may be entered into between the Company and any Participant.

(dd) “MoM” shall mean on any date, (i) all Cash Proceeds received by any Majority Stockholder after the Closing Date in respect of the Initial Majority Stockholder Shares and any equity securities of the Company other than the Initial Majority Stockholder Shares acquired by the Majority Stockholder after the Closing Date, divided by (ii) the aggregate purchase price paid by the Majority Stockholder for the Initial Majority Stockholder Shares plus the aggregate purchase price paid by the Majority Stockholders following the Closing Date for any equity securities of the Company other than the Initial Majority Stockholder Shares.

(ee) “Option” shall mean the option to purchase Shares granted to any Participant under the Plan.

(ff) “Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(gg) “Performance–Based Option” shall have the meaning set forth in Section 4.3.2.

(hh) “Permitted Transferee” shall have the meaning set forth in Section 4.5.

(ii) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(jj) “Pool” shall have the meaning set forth in Section 4.

(kk) “Preferred Stock” means the preferred stock of the Company, $.01 par value per share.

(ll) “Qualifying Termination” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment due to death or Disability or (ii) by the Company without Cause or by the Participant for Good Reason or (iii) with respect to a Participant with an effective employment agreement with the Company or an Affiliate of the Company, a termination of such Participant’s Employment due to the delivery by the Company to such Participant of a notice of non–renewal of such employment agreement, in the case of each of clauses (i), (ii) and (iii), within the three–year period following a Change in Control.

(mm) “Retirement” shall mean, when used in connection with the termination of a Participant’s Employment, a voluntary resignation of Employment by the Participant that occurs on or after the first date on which the Participant has (i) attained at least the age of 50, and when added to his number of years of continuous service with the Company or its Affiliates (including any period of salary continuation), his age and years of service equals or exceed 65 or (ii) the date on which the Participant attains age 65.

(nn) “Securities Act” shall mean the Securities Act of 1933, as amended.

(oo) “Senior Management Team” shall mean the Participants listed on Exhibit D and such additional Participants as shall be designated by the Board or the Committee from time to time.

(pp) “Shares” shall mean common stock of the Company, $.01 par value per share.

(qq) “Stockholder” shall mean any Person that properly holds one or more Shares, regardless of whether such Shares were initially acquired from the Company or by assignment from another Stockholder.

(rr) “Stock Option Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, provided the Committee may make such changes to any Stock Option Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(ss) “Time–Based Option” shall have the meaning set forth in Section 4.3.1.

(tt) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(uu) “Vesting Date” shall mean the date an Option vests as described in Section 4.

3. Administration of the Plan

The Committee shall administer the Plan. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in the Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to grant Options to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to approve those Eligible Employees selected by management of the Company to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of Shares subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret in good faith the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Committee. Any Grant, determination, interpretation, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Committee. No member of the Committee nor any Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state or non–U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise of any Options, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its good faith discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of the Shares pursuant to any Grant pending or to ensure compliance under federal, state or non–U.S. securities laws. The Company shall use commercially reasonable efforts to comply with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded to facilitate the exercise of the Options hereunder and the issuance of Shares pursuant to such Options. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of the Shares pursuant to any Grant. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan, the terms of the Management Investor Rights Agreement and the terms of any Stock Option Grant Agreement, the terms of the Stock Option Grant Agreement shall govern except as otherwise expressly provided herein. In the event of a conflict between the terms of the Plan and the Management Investor Rights Agreement, the terms of the Plan shall govern except as expressly otherwise provided herein or therein.

3.6 Plan Term. The Committee shall not Grant any Options under this Plan on or after the tenth anniversary of the Effective Date. All Options which remain outstanding after such date shall continue to be governed by the Plan.

4. Options

Subject to adjustment as provided in Section 4.12 hereof, the Committee may grant to Participants Options to purchase up to 4,927,024 Shares (the “Pool”). No

Participant may be granted Options under the Plan with respect to more than 2,000,000 Shares. To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the Shares covered by such Option shall again be available for Grant under the Plan. For the avoidance of doubt, the Shares underlying the option granted pursuant to the Rollover Option Agreement, dated as of January 27, 2008 between Harrah’s Entertainment, Inc. and Gary W. Loveman, shall not count towards the Share limits set forth in the first and second sentences of this paragraph.

4.1 Exercise Price. The Exercise Price of any Option granted under the Plan shall be not less than the Fair Market Value of a Share on the Grant Date and shall be specified in the Stock Option Grant Agreement.

4.2 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as the date the Option is granted.

4.3 Vesting Date of Options.

4.3.1 Time–Based Option.

4.3.1.1 Generally. Except as otherwise provided in a Stock Option Grant Agreement, Options with respect to 3,526,836 Shares under the Plan (the “Time–Based Options”) shall vest in accordance with the terms of the immediately following sentence. Except as otherwise provided in a Stock Option Grant Agreement, each Time–Based Option shall vest and become exercisable as follows: (a) in the case of a Time–Based Option granted on February 27, 2008, twenty percent (20%) of the Shares subject to the Time–Based Option shall vest on each of the first five anniversaries of the Closing Date, and (b) in the case of a Time–Based Option granted on any date after February 27, 2008, twenty percent (20%) of the Shares subject to the Time–Based Option shall vest on each of the first five anniversaries of the Grant Date. In the case of each of clauses (a) and (b), until 100% of such Time–Based Option is fully vested and exercisable, subject in all cases to the Participant’s continued Employment through the applicable Vesting Date.

4.3.1.2 Accelerated Vesting of a Portion of the Time–Based Option on Death and Disability. Upon the termination of a Participant’s Employment due to the Participant’s death or Disability, (a) in the case of a Time–Based Option granted on February 27, 2008, the portion of the Time–Based Options held by such Participant that would have vested on the anniversary of the Closing Date that immediately follows the date of termination will become vested and exercisable on such termination of Employment and (b) in the case of a Time–Based Option granted on any date other than February 27, 2008, the portion of the Time–Based Options held by such Participant that would have vested on the anniversary of the Grant Date of such Time–Based Option that immediately follows the date of termination will become vested and exercisable on such termination of Employment.

4.3.1.3 Accelerated Vesting on a Qualifying Termination. In the event that a Participant’s Employment is terminated as the result of a Qualifying Termination, 100% of the then outstanding Time–Based Option held by the Participant shall immediately vest and become exercisable as of such Qualifying Termination.

4.3.1.4 Special Provisions on a Change in Control. In the event of a Change in Control in which (a) Time–Based Options are assumed by the acquiror and remain outstanding following the consummation of such transaction and (b) the Shares underlying such Time–Based Options immediately following such Change in Control are not traded on a national or international securities exchange, then prior to the consummation of such Change in Control, the Company will allow each Participant to elect (subject to consummation of such Change in Control), with respect to his or her then unvested Time–Based Option (on a per Option basis) to: (i) retain the Time–Based Option, which will continue to vest in accordance with its terms (subject to forfeiture in accordance with the terms of this Plan and the Participant’s Stock Option Grant Agreement), or (ii) forfeit his or her unvested Time–Based Option effective as of the Change in Control in exchange for the right to receive a cash payment (subject to the remaining conditions set forth in this Section 4.3.1.4) equal to the difference, if any, between the Fair Market Value of a Share at the consummation of the Change in Control, minus the Exercise Price of the Time–Based Option being forfeited, less applicable withholding taxes (the “Cashout Payment”). With respect to a Participant who elects a Cashout Payment, such Cashout Payment (A) will vest and be paid out in installments on the same Vesting Dates that applied to the Time– Based Option immediately prior to the Change in Control, subject to the Participant’s continued Employment through the applicable Vesting Dates and compliance with the other vesting conditions applicable to the Time–Based Option, (B) will vest and be paid immediately upon the Participant’s Qualifying Termination and (C) will be forfeited by the Participant if his or her Employment terminates prior to the Applicable Vesting Date for any reason other than a Qualifying Termination. In the event that one or more Participants elect to forfeit Time–Based Options in connection with a Change in Control, the Company will establish a grantor trust intended to qualify as a “rabbi trust” immediately prior to the closing of any such Change in Control, and shall fund such trust in an amount equal to the aggregate Cashout Payments payable hereunder as of the Change in Control. The proceeds in the trust shall bear interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code. The trust will remain subject to the claims of creditors of the surviving entity in the transaction.

4.3.2 Performance–Based Option.

4.3.2.1 Generally. Options with respect to 1,400,188 Shares (the “Performance–Based Options”) shall vest and become exercisable only upon the realization by the Majority Stockholders of the applicable MoM, as set forth in this Section 4.3.2, except as otherwise provided in a Stock Option Grant Agreement, subject to the Participant’s continued Employment with the Company up to and through the effective date of such MoM realization event: (a) 50% of the Performance–Based Options will vest and become exercisable if the Majority Stockholder realizes an MoM of at least 1.5 (the “1.5X Performance Options”), and (b) 100% of the Performance–Based Options will vest and become exercisable if the Majority Stockholder realizes an MoM of at least 2.0 (the “2.0X Performance Options”); provided, that: if the Majority Stockholder realizes an MoM of less than 2.0 but equal to or greater than 1.75, a pro rata portion of the 2.0X Performance Options issued to a Participant will vest based on straight line interpolation and will continue to be eligible for further vesting, subject to their terms.

4.3.2.2 Special Provisions on a Change in Control. Prior to any contemplated Change in Control or any sale, transfer or disposition following a Change in Control in which the Majority Stockholder is receiving cash, the Committee shall make a projection using such methodologies and parameters and taking into account such factors as it, in its sole discretion, deems appropriate with respect to the expected MoM to be achieved upon such Change in Control or sale, transfer or disposition, and, to the extent the calculation produces an MoM that would result in some or all of the Performance–Based Options vesting and becoming exercisable, the Performance–Based Options shall be deemed vested to the applicable extent and solely for the purpose of permitting the Participant to participate in such Change in Control or sale, transfer or disposition with the Shares underlying such Performance–Based Options, such vesting and participation to be contingent upon the actual occurrence of such Change in Control or sale, transfer or disposition.

4.3.3 Following the occurrence of both (a) an Initial Public Offering and (b) the fourth anniversary of the Closing Date, if the Majority Stockholder has not realized an MoM of at least 2.0, then if (i) the average of the closing trading price of the Shares during any ninety (90) day period following such time multiplied by (ii) the Initial Majority Stockholder Shares owned on the last day of such 90-day period by the Majority Stockholder would result in the realization of an MoM of 2.0, all of the Performance–Based Options will vest. Any Performance–Based Options that do not vest pursuant to the above calculation shall remain eligible for further vesting subject to their terms.

4.3.4 Subject to the provisions set forth above, all determinations regarding whether the applicable performance criteria for the Performance–Based Options have been met shall be made in good faith by the Board in its discretion.

4.4 Expiration of Options. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become vested and exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified herein or in the Stock Option Grant Agreement. With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earliest of (a) the commencement of business on the date the Participant’s Employment is terminated for Cause; (b) one year following the termination of the Participant’s Employment by reason of the Participant’s death; (c) 180 days following the termination of the Participant’s Employment by reason of the Participant’s Disability or Retirement; (d) 120 days after the date the Participant’s Employment is terminated (i) by the Company for any reason other than Cause, death or Disability or (ii) by the Participant for Good Reason; (e) 60 days following the termination of the Participant’s Employment by the Participant without Good Reason; or (f) the 10th anniversary of the Grant Date for such Option(s). Notwithstanding the foregoing, all Options, whether vested or unvested that have not expired sooner, shall expire on the 10th anniversary of the Grant Date. In addition, all vested and unvested Options will terminate immediately (and sooner than set forth above) (a) on the commencement of business on the date the Participant’s Employment is terminated for Cause, (b) with respect to a Participant without an effective employment agreement with the Company or an Affiliate who voluntarily terminates Employment with the Company and its Affiliates without Good Reason, on the commencement of business on the date the Participant joins a Competitor and (c) with respect to a Participant with an effective employment or severance agreement with the Company or an Affiliate who voluntarily terminates employment with the Company and its Affiliates, on the commencement of business on the date the Participant joins a Competitor. Any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.4 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement. Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period (not to exceed 10 years from the Grant Date) for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

4.4.1 Special Termination Provisions for Performance–Based Options. Notwithstanding the provisions of Section 4.4, if a Participant’s Employment is terminated by the Company other than for Cause, or if a Participant terminates his or her Employment for Good Reason prior to the date on which the Participant’s Performance–Based Options have fully vested, (a) such Participant’s Performance–Based Options will remain eligible to vest according to their terms for a period of six months following such date of termination, provided, that, if the Company is party to a written agreement or binding letter of intent at the time of such termination, or enters into such a written agreement or binding letter of intent during the three month period immediately following such termination, the consummation of which would result in the occurrence of a Change in Control, such Participant’s Performance–Based Options shall remain eligible to vest until such Change in Control is consummated or the written agreement or binding letter of intent is terminated and (b) at the time of such termination of Employment, the Board or a Committee shall make a determination (the “Deemed MoM”) as to whether the applicable MoM would have been met based on the Fair Market Value of the Shares at the time of such termination, and for purposes of calculating the Deemed MoM, the Board or Committee shall assume that all of the remaining Initial Majority Stockholder Shares then owned by the Majority Stockholder have been sold for cash equal to their Fair Market Value and, if the applicable MoM would have been met based on this calculation, the Performance–Based Options will vest based on, and solely to the extent supported by, the Deemed MoM, provided, that such Performance–Based Options may not be exercised until there is an actual MoM realization event that would result in the vesting of all or a portion of the Performance–Based Options by Participants who remain actively Employed and further subject to the limitations set forth in the immediately following sentence. In all events, the portion of the Performance–Based Options that may be exercised by a terminated Participant on or after a realization event shall be equal to the lesser of the portion of the Performance–Based Option that vested on the Participant’s date of termination of Employment based on the Deemed MoM and the portion of the Performance–Based Option that would have vested and become exercisable on the applicable realization event based on the actual MoM achieved in such realization event if the Participant had remained actively employed by the Company through such date. For purposes of clarification, if there is no realization event after the termination of a Participant’s Employment without Cause or for Good Reason and prior to the scheduled expiration date of the Performance–Based Options, the Performance–Based Options will terminate on the scheduled expiration date. In the event that the Performance–Based Options become exercisable by operation of this Section 4.4.1, such Performance–Based Options shall remain exercisable until the shorter of (x) six–months following the date on which the Performance–Based Options become exercisable and (y) the 10th anniversary of the Grant Date for such Options. Exhibit C hereto contains examples that illustrate the operation of this Section 4.4.1 with respect to the Deemed MoM. The Company shall use its reasonable efforts to notify Participants who are no longer employees of the Company or any Affiliate of the occurrence of a realization event that results in the actual achievement of an MoM.

4.5 Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (a) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (b) subject to the prior written consent of the Committee, not to be unreasonably withheld, and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant for estate planning purposes, the beneficiaries of which may include only the Participant or the Participant’s family members (as defined in Form S–8) (each of (a) and (b), a “Permitted Transferee”).

4.6 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Stock Option Grant Agreement and the Management Investor Rights Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.7 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.8 Exercise of Options. A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the Options that are vested and exercisable by serving an Exercise Notice on the Company as provided in Section 4.9 hereto.

4.9 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Shares with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the occurrence of an Initial Public Offering, indicate in writing that the Participant agrees to be bound by the Management Investor Rights Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.6 hereof) and, prior to the occurrence of an Initial Public Offering, by the Management Investor Rights Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of Shares specified in such Exercise Notice or any method otherwise approved by the Committee. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or Shares if approved by the Committee) that may become due as a result of the exercise of such Option. The Committee may, in its sole discretion, permit the person exercising an Option to make the above–described payments in forms other than cash. In addition, the Company will permit such Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) to exercise all or any portion of his or her then–exercisable Option through cashless exercise (to satisfy the exercise price but not any applicable withholding taxes, unless (x) the Participant’s Employment terminates due to his death or Disability or is terminated by the Company without Cause or by the Participant for Good Reason or (y) Participant’s Performance–Based Options become exercisable by virtue of the operation of Section 4.4.1, in which case the Participant may use cashless exercise to satisfy the minimum amount of withholding taxes due on exercise), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Option.

4.10 Management Investor Rights Agreement. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.9 and, prior to the occurrence of an Initial Public Offering, no Shares shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Investor Rights Agreement and any Stock Option Grant Agreement.

4.11 Amendment of Terms of Options. The Committee may, in its sole discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect a Participant’s existing rights under the Plan or such Option without such Participant’s written consent.

4.12 Adjustment Upon Changes in Shares.

4.12.1 Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the Stockholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company, the Committee shall make such adjustments to prevent the enlargement or dilution of rights with respect to the number of Shares subject to grant under this Plan, the number of Shares subject to the Options and/or the Exercise Price per Share.

4.12.2 Certain Mergers. Subject to any required action by the Stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Shares receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of Shares subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the Stockholders of the Company retain their Shares and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

4.12.3 Certain Other Transactions. Except as otherwise provided in Section 4.3.1.4, Section 4.3.2.2, or a Participant’s Stock Option Grant Agreement, in the event of (a) a dissolution or liquidation of the Company, (b) a sale of all or substantially all of the Company’s assets, (c) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (d) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its good faith discretion, (i) have the power to provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which the Shares underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the options, or the number or kind of securities or amount of property subject to the options and/or, (ii) if appropriate, cancel, effective immediately prior to such event, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying Share, equal to the excess, if any, of (A) the value, as determined by the Committee in its sole discretion of securities and/or property (including cash) received by such holders of Shares as a result of such event over (B) the Exercise Price, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

4.12.4 Other Changes. In the event of any extraordinary dividend in respect of Shares or change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.12.1 through 4.12.3 hereof, or in the event of an initial public offering for the securities of any Affiliate, the Committee shall, in its good faith discretion, make such substitutions or adjustments in the number and kind of shares or securities or other property subject to Options outstanding on the date on which such change occurs and in the per–share Exercise Price of each such Option, as the Committee may consider appropriate, to prevent dilution or enlargement of rights. In such event, references to Shares herein shall be deemed to be references to such other kind of shares or securities subject to Options hereunder.

4.12.5 No Other Rights. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, the Participants shall not have any rights as a holder of Options by reason of (a) any subdivision or consolidation of Shares or any other securities of any class, (b) the payment of any distribution, any increase or decrease in the number of Shares, or (c) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Stock Option Grant Agreements evidencing the Options, no issuance by the Company of Shares or shares of common stock or shares of any class, or securities convertible into Shares or shares of common stock or shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Options or the Exercise Price of such Options.

4.12.6 Tax Requirements. Any adjustments or changes to the Options or Shares pursuant to this Section 4.12 shall be made in accordance with any applicable requirements of Section 409A of the Code and any guidance issued thereunder.

5. Miscellaneous

5.1 Rights as Stockholders. The Participants shall not have any rights as Stockholders with respect to any Shares covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such Shares. Except as otherwise expressly provided in Sections 4.11 and 4.12 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4 Restrictions on Shares. The rights and obligations of the Participants with respect to the Shares obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Management Investor Rights Agreement.

5.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the

Company or its Affiliate.

If to the Company:

Caesars Entertainment Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Attention: General Counsel

With a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd St.

New York, NY 10019

Attention: Jeannemarie O’Brien

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6 Compliance with Code Section 162(m). In the event the Company becomes a “publicly–held corporation” as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting the requirements of Section 162(m)(2) of the Code to (a) approve Option grants that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code; and (b) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such committee. In addition, Options granted under the Plan may be granted upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) of the Code and any Treasury Regulations promulgated thereunder.

5.7 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.8 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.9 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

5.10 Binding Effect. This Plan shall be binding upon and inure to the benefit of the successors in interest of the Company.